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                                                                   EXHIBIT 11.1


               AFFILIATED COMPUTER SERVICES, INC. AND SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                      (in thousands except per share data)


                                                                  Three Months Ended
                                                                     September 30,
                                                                ---------------------
                                                                  1997          1996
                                                                -------       -------
NET INCOME                                                      $11,009       $ 8,533
                                                                =======       =======

PRIMARY

Weighted average number of shares outstanding                    35,901        35,392

Additional weighted average shares from assumed exercise
    of dilutive stock options and warrants, net of shares
    assumed to be repurchased with exercise proceeds              1,029         1,070
                                                                -------       -------
                                                                 36,930        36,462
                                                                =======       =======


Earnings per share                                              $   .30       $   .23
                                                                =======       =======

FULLY DILUTED

Weighted average number of shares outstanding                    35,901        35,392

Additional weighted average shares from assumed
    exercise of dilutive stock options and warrants,
    net of shares assumed to be repurchased with
    exercise proceeds                                             1,029         1,178
                                                                =======       =======
                                                                 36,930        36,570
                                                                =======       =======


Earnings per share (fully diluted):                             $   .30       $   .23
                                                                =======       =======
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